As filed with the Securities and Exchange Commission on April 29, 1997
                             Registration No. 333-

                       ----------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 ENTREMED, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   58-1959440
                      (I.R.S. employer identification no.)

         9610 MEDICAL CENTER DRIVE, SUITE 200, ROCKVILLE MARYLAND 20850
              (Address of principal executive offices)          (Zip code)

                    ENTREMED, INC. 1992 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             JOHN W. HOLADAY, PH.D.
                                 ENTREMED, INC.
                      9610 MEDICAL CENTER DRIVE, SUITE 200
                           ROCKVILLE, MARYLAND 20850
                    (Name and address of agent for service)

                                 (301) 217-9858
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Marc S. Goldfarb, Esq.
                      Bachner, Tally, Polevoy & Misher LLP
                               380 Madison Avenue
                            New York, New York 10017

                        CALCULATION OF REGISTRATION FEE
================================================================================
                         Proposed         Proposed
                         Maximum          Maximum
Title of Each Class of   Offering         Aggregate     Amount of
Securities to be         Amount to        Price Per     Offering    Registration
Registered               Be Registered(1) Share(2)      Price         Fee
----------------         ----------------  --------      -----        ---
Common Stock,
  $.01 par value         1,233,333         $11.75      $14,491,663  $4,392

-------------------------
(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock pursuant to the anti-dilution provisions of the 1992 Stock Incentive Plan .
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low price of the Common Stock on April 25, 1997 as reported on Nasdaq.

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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  The documents listed below are hereby incorporated by reference into this Registration Statement. In addition, all documents subsequently filed by EntreMed, Inc. (the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

               (a)            the Registrant's Prospectus dated June 11, 1996;

               (b) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

               (c) the Registrant's Registration Statement on Form 8-A declared effective by the Securities and Exchange Commission on June 11, 1996, including any amendment or supplement thereto.


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
Item 6.           Indemnification of Directors and Officers

                  The Certificate of Incorporation and By-Laws of the Registrant provides that the Registrant shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or controlling persons of the Registrant pursuant to the Registrant's By-laws and the Delaware General Corporation Law, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                  The Registrant's Restated Certificate of Incorporation includes certain provisions permitted pursuant to Delaware law whereby officers and directors of the Registrant are to be indemnified against certain liabilities. The Registrant's Restated Certificate of Incorporation also limits, to the fullest extent permitted by Delaware law, a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except liability for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not eliminate a director's duty of care and this provision has no effect on the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

                  In accordance with Section 102(a)(7) of the GCL, the Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

                  The Registrant also intends to enter into indemnification agreements with each of its executive officers and directors, the form of which is filed as Exhibit 10.16 to the Registrant's Registration Statement on Form S-1 (File No. 333-3536).

                  The Registrant has obtained and maintains a policy of insurance with a face amount of $10,000,000 (subject to certain deductible provisions and exclusions) covering its officers and directors and indemnifying them against loss on account of claims made against them, including, but not limited to, damages, judgments, costs and the costs of defense of such claims, arising from breach of duty, neglect, error, negligent misrepresentations, omission or act, or any claim arising solely by reason of status as an officer or director.


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
Item 8.           Exhibits

               4.1            EntreMed,   Inc.   1992   Stock   Incentive   Plan
                              (incorporated   by   reference   to   Registration
                              Statement on Form S-1, File No. 333-3536)

               5 Opinion of Bachner, Tally, Polevoy & Misher LLP with respect to the legality of the Common Stock to be registered hereunder

               23.1           Consent of Ernst & Young LLP

               23.2 Consent of Bachner, Tally, Polevoy & Misher LLP (contained in Exhibit 5)

               24             Power of Attorney (included on signature page)

Item 9.           Undertakings

                  (a)    The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                            (iii)  To  include  any  material  information  with
                                   respect  to  the  plan  of  distribution  not
                                   previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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
                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant as described above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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
                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 25th day of April 1997.

                                    ENTREMED, INC.

                                    By: /S/ JOHN W. HOLADAY, PH.D.
                                        --------------------------
                                        John W. Holaday, Ph.D., Chairman of the
                                        Board and Chief Executive Officer


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints John W. Holaday, Ph.D. and Samuel R. Dunlap, Jr. or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                    TITLE                       DATE
         ---------                    -----                       ----

/S/ JOHN W. HOLADAY, PH.D.   Chairman of the Board             April 25, 1997
-------------------------    and Chief Executive Officer
John W. Holaday, Ph.D.       (principal executive officer)


/S/ R. NELSON CAMPBELL       Chief Financial Officer           April 25, 1997
-------------------------    (principal financial and
R. Nelson Campbell           accounting officer)



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
/S/ CARL ALVING, M.D.            Director                      April 25, 1997
-----------------------
Carl Alving, M.D.


/S/ DONALD S. BROOKS             Director                      April 25, 1997
-----------------------
Donald S. Brooks


/S/ BART CHERNOW, M.D.           Director                      April 25, 1997
-----------------------
Bart Chernow, M.D.


/S/ SAMUEL R. DUNLAP, JR.        Executive Advisor              April 25, 1997
--------------------------               and Director
Samuel R. Dunlap, Jr.


/S/ MARK C.M. RANDALL            Director                       April 25, 1997
--------------------------
Mark C.M. Randall


/S/ LEON F. ROSENBERG, M.D.      Director                       April 25, 1997
-----------------------------
Leon F. Rosenberg, M.D.


/S/ WENDELL M. STARKE            Director                       April 25, 1997
----------------------------
Wendell M. Starke


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
                                INDEX TO EXHIBITS


                                                                 Sequentially
Exhibit                                                           Numbered
  NO.                 DESCRIPTION                                   PAGE
  ---                 -----------                                   ----

4.1   EntreMed, Inc. 1992 Stock Incentive Plan (incorporated
      by reference to Registration Statement on Form S-1 (File
      No. 333-3536)                                                  --

5     Opinion of Bachner, Tally, Polevoy & Misher LLP with
      respect to the legality of the Common Stock to be
      registered hereunder                                            1

23.1  Consent of Ernst & Young LLP                                    2

23.2  Consent of Bachner, Tally, Polevoy & Misher LLP
      (contained in Exhibit 5)                                       --

24    Power of Attorney (included on signature page)                 --


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
                                                     April 28, 1997



EntreMed, Inc.
9610 Medical Center Drive
Rockville, Maryland  20850

                  Re:    REGISTRATION STATEMENT ON FORM S-8
                         ----------------------------------

Ladies and Gentlemen:

                  We have served as your counsel in connection with the preparation of your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, representing the offering and issuance to certain persons under the EntreMed, Inc. 1992 Stock Incentive Plan (the "Plan") of an aggregate of 1,233,333 shares of your Common Stock, $.01 par value (the "Common Stock").

                  We have examined such corporate records, documents and matters of law as we have considered appropriate for the purposes of this opinion.

                  Based upon such examination and our participation in the preparation of the Registration Statement, is it our opinion that the Common Stock, when issued in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

                  We consent to the reference made to our firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    BACHNER, TALLY, POLEVOY & MISHER LLP


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
                                                      Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm in the Registration Statement on Form S-8 pertaining to the EntreMed, Inc. 1992 Stock Incentive Plan and to the incorporation by reference therein of our report dated February 11, 1997, with respect to the consolidated financial statements of EntreMed, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

Atlanta, Georgia
April 25, 1997

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